Employment Contract of Liu Ruisheng

Employer: Wide Broad Group Limited    Employee: Liu Ruisheng

Position: Chief Executive Officer and Chairman

Job Duty: implement and take the responsibility as a “CEO & Chairman” of the company, act as the best interest of the group company.

Effective Period: Under the rule of No.7 termination clause, the employment contract period will be 2 years and the effective date will be July 1st, 2009.

Remuneration: HKD$1,300,000/year, it will be installed within 13 months and paid in the last day of each month. The 13th’s salary will be paid with last month.